Exhibit 3.27

CERTIFICATE OF INCORPORATION

OF

PCLC, INC.

*      *      *      *      *

ARTICLE ONE

The name of the corporation is: PCLC, Inc.

ARTICLE TWO

The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is: The Corporation Trust Company.

ARTICLE THREE

The name of the business or purposes to be conducted or promoted is to engage in any law act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to One Hundred Dollars ($100.00).

ARTICLE FIVE

A.        The name and mailing address of each incorporator is as follows:

Name	Mailing Address

E. A. Jensen	1209 Orange Street Wilmington, Delaware 19801

M. A. Brzoska	1209 Orange Street Wilmington, Delaware 19801

D. A. Hampton	1209 Orange Street Wilmington, Delaware 19801

B.         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a success is elected and qualified is as follows:

Name	Mailing Address

Vernon T. Squires	2300 Warrenville Road
Downers Grove, IL. 60515

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

ARTICLE EIGHT

Meetings of the stockholders may held within or without the State of Delaware, as the bylaws f the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of October 1990.

/s/ E. A. Jensen
E. A. Jensen

/s/ M. A. Brzoska
M. A. Brzoska

/s/ D. A. Hampton
D. A. Hampton

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PCLC, INC.

PCLC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST, that Article One of the Certificate of Incorporation is amended to read as follows:

The name of the corporation is: TruGreen, Inc.

SECOND, that this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, PCLC, Inc., has caused this certificate to be signed by its President and attested by its Secretary on April 13, 1992.

PCLC, Inc.

		By:	/s/ Vernon T. Squires
Vernon T. Squires, President

ATTEST:

By:	/s/ E. L. Olsen
E. L. Olsen, Secretary

OF

PCLC, INC.